Exhibit 16.1

December 21, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Safe & Green Holdings Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Safe & Green Holdings Corp. dated December 21, 2023. We agree with the statements concerning Whitley Penn LLP in such Form 8-K.

/s/ Whitley Penn LLP

Whitley Penn LLP

Dallas, Texas